FREE WRITING PROSPECTUS — Filed pursuant to Rule 433
Registration No. 333-132348-01
December 5, 2006
HSBC Finance Corporation

New Issue Term Sheet
$937,240,000
HSBC Home Equity Loan Trust (USA) 2006-4
Issuing Entity
Closed-End Home Equity Loan Asset-Backed Certificates,
Series 2006-4
HSBC Home Equity Loan Corporation II
Depositor
HSBC Finance Corporation
Sponsor and Servicer
December 5, 2006

HSBC Securities (USA) Inc.
Lead Manager
Co-Managers
Banc of America Securities LLC
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated

HSBC Home Equity Loan Trust (USA) 2006-4 Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4 $937,240,000
Important Information
The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-811-8049.
The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities described herein, supersedes any information contained in any prior similar material related to these securities. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.
The securities referred to herein are being sold when, as and if issued. The issuer is not obligated to issue such securities or any similar security and the underwriter’s obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such securities when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the asset pool backing them, may change (due, among other things, to the possibility that assets that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different assets may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the assets and securities having the characteristics described in these materials. If for any reason the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.
Any statistical analyses contained herein, including the composition of the assets and issuer liability structure, are for illustrative purposes only and are not intended to represent the actual structure or predict or project actual returns. The final asset pool and transaction structure will be determined at or around the time of pricing of the securities based upon market conditions and other applicable factors. Any statistical information contained herein may be based on preliminary assumptions about the assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. Neither the issuer of the securities nor any of its affiliates (other than HSBC Securities (USA) Inc. in its capacity as underwriter) prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.
This communication highlights selected information from the transaction documentation and does not contain a complete description of the transaction or the structural characteristics of the securities. This communication may contain general, summary discussions of tax, regulatory, accounting and/or legal issues relevant to the proposed transaction. Any such discussions is necessarily generic and may not be applicable to or complete for your specific facts and circumstances. HSBC is not offering and does not purport to offer tax, regulatory, accounting or legal advice and this information should not and cannot be relied upon as such. Prior to entering into any proposed transaction, you should determine, in consultation with your own legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. The securities may not be suitable investments for you. You should not purchase the securities unless you have carefully considered and are able to bear the associated risks of investing in the securities. You must be willing to assume, among other risks, market price volatility, prepayments, yield curve and interest rate risk.
This document is issued by HSBC Securities (USA) Inc. (“HSBC” and, together with its affiliates and subsidiaries, “HSBC Group”). Any member of the HSBC Group, in its capacity as principal or agent is involved in a wide range of commercial banking and investment banking activities globally (including investment advisory, asset management, research, securities issuance, trading and brokerage) from which conflicting interests or duties may arise. Any member of the HSBC Group and/or its clients may have or have had interests or long or short positions in the securities or other financial instruments of the type referred to herein and may at any time make purchases and/or sales in them as principal or agent. Any member of the HSBC Group may act or have acted as market-maker in the securities or other financial instruments of the type discussed herein.

HSBC Home Equity Loan Trust (USA) 2006-4 Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4 $937,240,000
Contacts

HSBC

ABS Term Origination

Jon Voigtman	212-525-2348
Managing Director	jon.voigtman@us.hsbc.com

Rob DiOrio	212-525-3651
Managing Director	rob.diorio@us.hsbc.com

Ted Hsueh	212-525-2303
Senior Vice President	ted.hsueh@us.hsbc.com

Stephen Lei	212-525-7580
Vice President	stephen.lei@us.hsbc.com

Vishal Desai	212-525-8199
Analyst	vishal.v.desai@us.hsbc.com

ABS Syndicate

Caroline Morrill	212-525-3785
Managing Director	caroline.morrill@us.hsbc.com

Michael Banchik	212-525-3399
Senior Vice President	michael.banchik@us.hsbc.com

ABS Trading

George Smith	212-525-3786
Managing Director	george.smith@us.hsbc.com.

Christopher Franklin	212-525-4111
Vice President	christopher.franklin@us.hsbc.com

ABS Structuring and Analytics

Cyrus Mohebbi	212-525-3781
Managing Director	cyrus.mohebbi@us.hsbc.com

Dan Costin	212-525-3782
Managing Director	dan.costin@us.hsbc.com

Januar Laude	212-525-6086
Senior Vice President	januar.laude@us.hsbc.com

Konstantin Babets	212-525-4315
Associate	konstantin.babets@us.hsbc.com

Rating Agencies

Anthony Deshetler	201-915-8306
Moody’s	anthony.deshetler@moodys.com

James Grundy	212- 438-3877
S&P	james_grundy@standardandpoors.com

Kei Ishidoya	212-908-0238
Fitch	kei.ishidoya@fitchratings.com

HSBC Home Equity Loan Trust (USA) 2006-4 Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4 $937,240,000
HSBC Home Equity Loan Trust (USA) 2006-4
Certificates

							Payment
	Approximate Size		Day	Exp. WAL	Exp Prin Win	Exp. Ratings	Delay	ERISA
Class	($)(1)	Coupon(2)	Count	(Call/Mat) (3)(4)	(Call/Mat)(3)(4)	(Mdy/S&P/F)	Days	Eligible
A-1F	250,000,000	[ ]	30/360	0.80/0.80	1-20/1-20	Aaa/AAA/AAA	19	Yes
A-1V	200,200,000	1 m L+[ ]	Act/360	0.80/0.80	1-20/1-20	Aaa/AAA/AAA	0	Yes
A-2F	50,000,000	[ ]	30/360	2.00/2.00	20-28/20-28	Aaa/AAA/AAA	19	Yes
A-2V	68,200,000	1 m L+[ ]	Act/360	2.00/2.00	20-28/20-28	Aaa/AAA/AAA	0	Yes
A-3F	79,900,000	[ ]	30/360	3.00/3.00	28-56/28-56	Aaa/AAA/AAA	19	Yes
A-3V	61,500,000	1 m L+[ ]	Act/360	3.00/3.00	28-56/28-56	Aaa/AAA/AAA	0	Yes
A-4	132,140,000	1 m L+[ ]	Act/360	5.41/7.59	56-66/56-171	Aaa/AAA/AAA	0	Yes
M-1	51,880,000	1 m L+[ ]	Act/360	4.67/5.66	45-66/45-147	Aa1/AA+/AA+	0	No
M-2	43,420,000	1 m L+[ ]	Act/360	4.57/5.53	42-66/42-140	Aa2/AA/AA	0	No

Final Scheduled Distribution Date: March 20, 2036.
Notes:
(1) The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.
(2) The Certificates will be subject to a Net Rate Cap as described herein.
(3) The Certificates are priced to a 15% optional clean-up call (as a percentage of the aggregate initial principal amount of the Certificates). Margins on the Class A-1V, A-2V, A-3V and A-4 Certificates are equal to two times their respective initial margins for any Interest Accrual Period relating to a Distribution Date after the Optional Termination Date. Margins on the Class M-1 and M-2 Certificates are equal to 1.5 times their respective initial margins for any Interest Accrual Period relating to a Distribution Date after the Optional Termination Date. Coupons on the Class A-1F, A-2F and A-3F Certificates are equal to the sum of (i) their respective initial coupons and (ii) 0.50%, for any Interest Accrual Period relating to a Distribution Date after the Optional Termination Date.
(4) Based on the prepayment Pricing Speed as described below.

Offered Certificates:	The Class A-1F, A-1V, A-2F, A-2V, A-3F, A-3V, A-4, M-1 and M-2 Certificates.

Pricing Speed:	100% PPC: 100% PPC assumes on a seasoning adjusted basis that prepayments start at 0% CPR in month one, increase by approximately 1.3158% each month to 25% CPR in month twenty, and remain at 25% CPR thereafter.

Lead Manager:	HSBC Securities (USA) Inc.
(HSBC Securities (USA) Inc. is an affiliate of HSBC Finance, the Sellers and the Depositor).

Co-Managers:	Banc of America Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., and Morgan Stanley & Co. Incorporated.

Expected Pricing Date:	On or about December 7, 2006.

Expected Closing Date:	On or about December 14, 2006.

Tax Status:	For federal income tax purposes, the trust will be treated as a real estate mortgage investment conduit (“REMIC”).

ERISA Eligibility:	The Class A Certificates are expected to be ERISA eligible subject to the considerations described in the Prospectus and Prospectus Supplement. The Class M-1 and Class M-2 certificates are not ERISA eligible.

SMMEA Eligibility:	The Offered Certificates will NOT constitute “mortgage related securities” for purposes of SMMEA.

Distribution Dates:	The 20th of each month, or if such day is not a business day, the next succeeding business day, beginning in January 2007.

HSBC Home Equity Loan Trust (USA) 2006-4 Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4 $937,240,000

Issuing Entity:	HSBC Home Equity Loan Trust (USA) 2006-4.

Sellers:	Wholly-owned subsidiaries of HSBC Finance Corporation, including subsidiaries of Beneficial Company LLC.

Certificates:	Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4 (the “Certificates”).

Class A Certificates:	The Class A-1F, A-1V, A-2F, A-2V, A-3F, A-3V and A-4 Certificates.

Fixed Rate Certificates:	The Class A-1F, A-2F and A-3F Certificates.

Floating Rate Certificates:	The Class A-1V, A-2V and A-3V, A-4, M-1 and M-2 Certificates.

Payment Delay Days:	For the Floating Rate Certificates, 0 days.

For the Fixed Rate Certificates, 19 days.

Residual Certificate:	The Issuing Entity will issue a Residual Certificate that will be initially retained by the Depositor.

Depositor:	HSBC Home Equity Loan Corporation II.

Sponsor and Servicer:	HSBC Finance Corporation (“HSBC Finance”).

Trustee:	U.S. Bank National Association.

Administrator:	HSBC Bank USA, National Association.

Servicing Fee:	0.50% per annum of the outstanding principal balance of each Home Equity Loan as of the first day of the related Collection Period.

Cut-Off Date:	The close of business on November 15, 2006.

Home Equity Loans:	There will be 9,842 closed-end, declining or fixed rate, fully amortizing Home Equity Loans with an aggregate principal balance of approximately $1,127,851,821 as of the Cut-Off Date. The Home Equity Loans are secured by first or second liens on one-to-four family residential properties. All of the Home Equity Loans are simple interest Home Equity Loans, which require that each monthly payment contains an installment of interest which is calculated according to the simple interest method on the basis of the outstanding principal balance of that Home Equity Loan multiplied by the applicable monthly interest rate for the number of days in the period elapsed since the preceding payment of interest was made.

For collateral statistics please see the “Description of the Cut-Off Date Collateral” below.

Accrued Interest:	The price to be paid by investors for the Floating Rate Certificates will not include accrued interest (i.e. settle flat, 0 delay days).

The price to be paid by investors for the Fixed Rate Certificates will include accrued interest from the Cut-Off Date up to, but not including the Closing Date.

Collection Period:	With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs, except that with respect to the initial Distribution Date, the Collection Period is the period beginning on the day immediately following the Cut-Off Date and ending on December 31, 2006.

Interest Accrual Period:	Regarding the Floating Rate Certificates, the Interest Accrual Period with respect to any Distribution Date (other than the first Distribution Date) will be the period beginning with the previous Distribution Date and ending on the day prior to such

HSBC Home Equity Loan Trust (USA) 2006-4 Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4 $937,240,000

Distribution Date. For the first Distribution Date and the Floating Rate Certificates, there will be two Interest Accrual Periods (and two corresponding LIBOR determination dates), the first of which will begin on the Closing Date and end on December 19, 2006, and the second of which will begin on December 20, 2006 and end on the day prior to the first Distribution Date. Interest will accrue during each Interest Accrual Period on an actual/360 day count basis.

Regarding the Fixed Rate Certificates, the Interest Accrual Period with respect to any Distribution Date (other than the first Distribution Date) will be the calendar month preceding that Distribution Date. For the first Distribution Date, there will be two Interest Accrual Periods, the first of which will begin on November 16, 2006 and end on November 30, 2006 and the second of which is the calendar month of December, 2006. Interest will accrue during each Interest Accrual Period on a 30/360 day count basis.

Form of Offered Certificates:	Book entry form, same day funds (through DTC, and if applicable, Euroclear and Clearstream).

Optional Termination Date:	On the Distribution Date immediately following the Distribution Date on which the aggregate principal balance of the Certificates falls below 15% of the aggregate principal balance of the Certificates on the Closing Date after giving effect to distributions on that Distribution Date (such immediately following Distribution Date being referred to herein as the “Optional Termination Date”), the Servicer will have the option to purchase the remaining Home Equity Loans from the Issuing Entity. To the extent that the Servicer does not exercise its optional termination on the Optional Termination Date, then with respect to any Interest Accrual Period relating to a Distribution Date thereafter, the Offered Certificates will be subject to a Step-up Coupon as described below.

Monthly Servicer Advances:	The Servicer will not make advances relating to delinquent payments of principal and interest with respect to any Home Equity Loan included in the assets of the Issuing Entity.

Compensating Interest:	The Servicer is obligated to offset the aggregate Prepayment Interest Shortfall for any Distribution Date to the extent of its aggregate Servicing Fee for such Distribution Date. Any Compensating Interest remitted by the Servicer for any Distribution Date will be considered to be part of the net interest collections, and hence, part of the Available Distribution Amount, for such Distribution Date.

Credit Enhancement:	1)	Excess Interest: Because more interest is expected to be paid by the borrowers than is necessary to pay interest on the Offered Certificates and other expenses of the Issuing Entity each month, there is expected to be excess interest which may be used to make additional distributions of principal on the Offered Certificates.

	2)	Overcollateralization: The excess of the aggregate principal balance of the Home Equity Loans over the aggregate principal balance of the Offered Certificates represents overcollateralization which will absorb losses on the Home Equity Loans to the extent not covered by Excess Interest. The overcollateralization will be represented by the Residual Certificate, which will initially be held by the Depositor. The Excess Interest described above will be distributed to the Offered Certificates as principal if the Interim Overcollateralization Amount is below the required level. This will reduce the principal balance of the Offered Certificates faster than the principal balance of the Home Equity Loans until the Targeted Overcollateralization Amount is reached. As of the Closing Date, the Overcollateralization Amount will be approximately equal to the Targeted Overcollateralization Amount.

	3)	Subordination: Distributions of interest will be made first concurrently to the Class A Certificates pro rata, then to the Class M-1 Certificates, and then to the Class M-2 Certificates, in that order, as described in further detail below under “Principal and Interest Distributions.” Distributions of principal will be made first to the Class A-1F and Class A-1V Certificates (concurrently and pro-rata between

HSBC Home Equity Loan Trust (USA) 2006-4 Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4 $937,240,000

them), then to the Class A-2F and Class A-2V Certificates (concurrently and pro-rata between them), then to the Class A-3F and Class A-3V Certificates (concurrently and pro-rata between them) and then sequentially to the Class A-4, Class M-1 and Class M-2 Certificates, in that order, as described in further detail below under “Principal and Interest Distributions.” To the extent that funds available to pay interest and/or principal are insufficient, the classes of Offered Certificates with higher relative distribution priorities will receive distributions of interest and/or principal prior to the classes of Offered Certificates with lower relative distribution priorities, as described in further detail below under “Principal and Interest Distributions”.

Targeted Overcollateralization Amount:	With respect to any Distribution Date (x) prior to the Stepdown Date, an amount equal to 16.90% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date, and (y) on and after the Stepdown Date and on which a Trigger Event is not in effect, the greater of (i) 33.80% of the aggregate principal balance of the Home Equity Loans as of the last day of the related Collection Period and (ii) 1.00% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date, or (z) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Interim Overcollateralization Amount:	With respect to any Distribution Date, the excess, if any, of (x) the aggregate principal balance of the Home Equity Loans as of the last day of the related Collection Period over (y) the aggregate principal balance of the Offered Certificates after giving effect to the anticipated distribution of principal collections on such Distribution Date.

Interim Overcollateralization Deficiency:	With respect to any Distribution Date, the excess, if any, of the Targeted Overcollateralization Amount for such Distribution Date over the Interim Overcollateralization Amount for such Distribution Date.

Overcollateralization Release Amount:	With respect to any Distribution Date, the amount (but not in excess of the principal collections received during the related Collection Period) equal to the excess, if any, of (i) the Interim Overcollateralization Amount for such Distribution Date over (ii) the Targeted Overcollateralization Amount for such Distribution Date.

Overcollateralization Amount:	With respect to any Distribution Date, the excess, if any, of (x) the aggregate principal balance of the Home Equity Loans as of the last day of the related Collection Period over (y) the principal balance of the Offered Certificates (after taking into account any distributions of principal on such Distribution Date). The initial overcollateralization amount will be equal to approximately 16.90% of the aggregate principal balance of the Home Equity Loans as of the Cut-off Date.

Stepdown Date:	The earlier of (i) the first Distribution Date following the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero and (ii) the later of (x) the Distribution Date in January 2010 and (y) the first Distribution Date on which the aggregate principal balance of the Class A Certificates (after taking into account any anticipated distributions of principal on such Distribution Date) is less than or equal to 49.30% of the aggregate principal balance of the Home Equity Loans as of the last day of the Collection Period.

Prepayment Interest Shortfall:	With respect to any Distribution Date and any Home Equity Loans that were prepaid in full in the related Collection Period, an aggregate amount equal to the excess, if any, of (x) thirty days’ interest on the aggregate outstanding principal balance of such Home Equity Loans at their respective net loan rates, over (y) the aggregate amount of interest actually remitted by the related borrowers in connection with such principal prepayments in full.

Trigger Event:	Will be in effect on any Distribution Date on or after the Stepdown Date on which either (i) the three month rolling average of the Two Payment Plus Delinquency

HSBC Home Equity Loan Trust (USA) 2006-4 Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4 $937,240,000

Percentage for such Distribution Date equals or exceeds 11.50%, or (ii) the Cumulative Loss Percentage for such Distribution Date exceeds the percentage for such Distribution Date set forth below.

Two Payment Plus Delinquency Percentage:
As to any Collection Period, a fraction, expressed as a percentage, the numerator of which is equal to the aggregate of the principal balances of all Home Equity Loans that are two (2) or more payments contractually delinquent, including those Home Equity Loans in bankruptcy, foreclosure or REO, and the denominator of which is the aggregate principal balance of the Home Equity Loans as of the end of such Collection Period.

Cumulative Loss Percentage:	With respect to any Distribution Date on or after the Stepdown Date, the fraction (expressed as a percentage) obtained by dividing (i) the cumulative realized losses through the end of such Collection Period by (ii) the aggregate principal balance of the Home Equity Loans as of the Cut-off Date.

Cumulative Loss Percentage Trigger:	With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event will be in effect if the Cumulative Loss Percentage exceeds the values defined below:

Distribution Dates	Cumulative Loss Percentage
January 2010 – December 2010	6.10%
January 2011 – December 2011	10.40%
January 2012 – December 2012	13.80%
January 2013 and thereafter	15.75%

Applied Realized Loss Amount:	With respect to any Distribution Date on which either the Class M-1 or Class M-2 Certificates are outstanding, if after giving effect to all such distributions on such Distribution Date, the aggregate principal balance of the Offered Certificates exceeds the aggregate principal balance of the Home Equity Loans, the principal balances of the Class M-1 and M-2 Certificates will be reduced by such excess, first to the Class M-2 Certificates, until such class has been reduced to zero; and second to the Class M-1 Certificates, until such class has been reduced to zero. Any such reduction will be an “Applied Realized Loss Amount.” If the principal balance of a class is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to the principal balance after giving effect to such reduction. The principal balances of the Class A Certificates will not be reduced on account of the Applied Realized Loss Amounts even if the principal balances of the Class M-1 and M-2 certificates have been reduced to zero.

Unpaid Realized Loss Amount:	With respect to each Distribution Date and each of the Class M-1 and M-2 Certificates, the excess, if any, of (i) the sum of all Applied Realized Loss Amounts with respect to each such class on all previous Distribution Dates over (ii) the sum of all distributions in reduction of such Applied Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed to the Class M-1 and M-2 Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the principal balance of that class.

Principal and Interest Distribution Priority:	On each Distribution Date, the Administrator will pay amounts on deposit in the collection account, to the extent of the Available Distribution Amount, in the following amounts and order of priority:

	(i)	concurrently to the holders of each class of Class A Certificates, pro rata based on each class’ respective entitlement, the Current Interest and any Interest Carry Forward Amount for each such class and Distribution Date;

	(ii)	to the holders of the Class M-1 Certificates, the Current Interest and Interest Carry Forward Amount for such class and Distribution Date; and

	(iii)	to the holders of the Class M-2 Certificates, the Current Interest and Interest

HSBC Home Equity Loan Trust (USA) 2006-4 Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4 $937,240,000

Carry Forward Amount for such class and Distribution Date.

On each Distribution Date (a) prior to the Stepdown Date or (b) on and after the Stepdown Date and with respect to which a Trigger Event is in effect, the Principal Distribution Amount shall be paid, to the extent of the Available Distribution Amount remaining after distributions of interest have been made pursuant to (i), (ii) and (iii) above, as follows:

(1) concurrently, to the holders of the Class A-1F and Class A-1V Certificates, pro-rata, until the principal balances thereof have been reduced to zero;

(2) concurrently, to the holders of the Class A-2F and Class A-2V Certificates, pro-rata, until the principal balances thereof have been reduced to zero;

(3) concurrently, to the holders of the Class A-3F and Class A-3V Certificates, pro-rata, until the principal balances thereof have been reduced to zero;

(4) to the holders of the Class A-4 Certificates until the principal balance thereof has been reduced to zero;

(5) to the holders of the Class M-1 Certificates until the principal balance thereof has been reduced to zero; and

(6) to the holders of the Class M-2 Certificates until the principal balance thereof has been reduced to zero.

On each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the Principal Distribution Amount shall be paid, to the extent of the Available Distribution Amount remaining after distributions of interest have been made pursuant to (i), (ii) and (iii) above, as follows:

(1) concurrently, to the holders of the Class A-1F and Class A-1V Certificates, pro-rata, the Class A Principal Distribution Amount, until the principal balances thereof have been reduced to zero;

(2)   concurrently, to the holders of the Class A-2F and Class A-2V Certificates, pro- rata, any remaining Class A Principal Distribution Amount, until the principal balances thereof have been reduced to zero;

(3)   concurrently, to the holders of the Class A-3F and Class A-3V Certificates, pro-rata, any remaining Class A Principal Distribution Amount until the principal balances thereof have been reduced to zero;

(4) to the holders of the Class A-4 Certificates any remaining Class A Principal Distribution Amount until the principal balance thereof has been reduced to zero;

(5) to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the principal balance thereof has been reduced to zero; and

(6) to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the principal balance thereof has been reduced to zero.

With respect to any Distribution Date, any Available Distribution Amount remaining following the distributions of interest pursuant to clauses (i), (ii) and (iii) above and the distribution of the Principal Distribution Amount as described above will be paid as follows:

(1) to the holders of the Class M-1 Certificates, any Unpaid Realized Loss Amount for such class;

(2) to the holders of the Class M-2 Certificates, any Unpaid Realized Loss Amount for such class;

(3)   concurrently, to the holders of the Offered Certificates, the Net Rate Carryover Amounts for each such class and Distribution Date, pro rata based on each class’ respective Net Rate Carryover Amount; and

HSBC Home Equity Loan Trust (USA) 2006-4 Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4 $937,240,000

(4) to the holders of the Residual Certificates.

Monthly Excess Cashflow:	With respect to any Distribution Date, the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum of (i) interest distributions on the Offered Certificates pursuant to clauses (i), (ii) and (iii) above, and (ii) the principal collections for the related Collection Period.

Net Rate Cap:	With respect to the first Distribution Date, 7.95% per annum, and with each subsequent Distribution Date, a per annum rate equal to the weighted average of the net loan rates of the Home Equity Loans, in each case outstanding as of the first day of the related Collection Period, multiplied in the case of the Floating Rate Certificates only by a fraction, the numerator of which is 30 and the denominator of which is the number of days in the related Interest Accrual Period.

Pass-Through Rate:	Each class of Offered Certificates will accrue interest during each Interest Accrual Period at a rate per annum equal to the lesser of (i) the Formula Rate for such class and Interest Accrual Period and (ii) the Net Rate Cap for the related Distribution Date.

Formula Rate:	With respect to each of the Floating Rate Certificates and with respect to their respective Interest Accrual Period, a per annum rate equal to the sum of (a) One-Month LIBOR for such Interest Accrual Period and (b) the applicable margin for such class and Interest Accrual Period.

With respect to each class of Fixed Rate Certificates, a per annum rate equal to the applicable fixed rate for such class and Interest Accrual Period.

Current Interest:	With respect to the first Distribution Date and each class of Offered Certificates, an amount equal to interest accrued during the two Interest Accrual Periods for the first Distribution Date on the principal balance of such class of Certificates immediately prior to that Distribution Date at the Pass-Through Rates for each class and Interest Accrual Periods. With respect to any subsequent Distribution Date and each class of Offered Certificates, an amount equal to interest accrued during the related Interest Accrual Period on the principal balance of such class of Certificates immediately prior to the Distribution Date at the applicable Pass-Through Rate.

Interest Carry Forward Amount:	With respect to any Distribution Date and each class of Offered Certificates, the sum of (x) the amount, if any, by which (i) the sum of the Current Interest and any unpaid Interest Carry Forward Amount from the immediately preceding Distribution Date for such class of Certificates exceeded (ii) the amount of the actual distributions in respect of such amounts made to such class of Certificates on such immediately preceding Distribution Date plus (y) interest on such excess calculated for the related Interest Accrual Period at the related Pass-Through Rate.

Net Rate Carryover Amount:	With respect to any Distribution Date and each class of Offered Certificates, the sum of (i) the excess, if any, of interest accrued on such class of Certificates during the related Interest Accrual Period at the applicable Formula Rate over interest due on such class of Certificates at the applicable Pass-Through Rate; (ii) any Net Rate Carryover Amount for such class remaining unpaid from the immediately preceding Distribution Date; and (iii) interest on the amount in clause (ii) at the applicable Formula Rate.

Step-up Coupon:	If the optional termination right is not exercised by the Servicer on the Optional Termination Date, then with respect to any Interest Accrual Period relating to a Distribution Date following the Optional Termination Date, the margins on the Class A-1V, A-2V, A-3V and A-4 Certificates will be equal to two times their related initial margins, the margins on the Class M-1 and M-2 Certificates will be equal to 1.5 times their related initial margins and the coupons on the Class A-1F, A-2F and A-3F Certificates will be equal to the sum of (i) their related initial fixed rate and (ii) 0.50%.

Available Distribution Amount:	The sum of (a) principal and net interest collections received on the Home Equity Loans during the related Collection Period only and (b) any amounts required to be paid in connection with the termination of the Issuing Entity.

HSBC Home Equity Loan Trust (USA) 2006-4 Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4 $937,240,000

Principal Distribution Amount:	With respect to any Distribution Date, the sum of (a) the principal collections received on the Home Equity Loans during the related Collection Period plus (b) the Extra Principal Distribution Amount, if any, minus (c) for Distribution Dates occurring on and after the Stepdown Date and with respect to which a Trigger Event is not in effect, the Overcollateralization Release Amount, if any.

Extra Principal Distribution Amount:	The lesser of (i) the Monthly Excess Cashflow and (ii) the Interim Overcollateralization Deficiency.

Class A Principal Distribution Amount:
With respect to any Distribution Date, the excess of (x) the aggregate principal balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 49.30% and (ii) the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period and (B) the excess, if any, of the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period over 1.00% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date.

Class M-1 Principal Distribution Amount:
With respect to any Distribution Date, the excess, if any, of (a) the sum of (1) the aggregate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (2) the principal balance of the Class M-1 Certificates immediately prior to such Distribution Date over (b) the lesser of (1) the product of (x) 58.50% and (y) the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period and (2) the excess, if any, of the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period over 1.00% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date.

Class M-2 Principal Distribution Amount:
With respect to any Distribution Date, the excess, if any, of (a) the sum of (1) the aggregate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (2) the principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (3) the Class M-2 certificate principal balance immediately prior to such Distribution Date over (b) the lesser of (1) the product of (x) 66.20% and (y) the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period and (2) the excess, if any, of the aggregate outstanding principal balance of the Home Equity Loans as of the last day of the related Collection Period over 1.00% of the aggregate principal balance of the Home Equity Loans as of the Cut-Off Date.

HSBC Home Equity Loan Trust (USA) 2006-4 Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4 $937,240,000
Certificate Summary (To Call)

Classes A-1F and A-1V
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	7.93	1.57	1.07	0.80	0.63	0.52	0.37
First Principal Distribution Date	Jan-07	Jan-07	Jan-07	Jan-07	Jan-07	Jan-07	Jan-07
Last Principal Distribution Date	Jan-21	Apr-10	Mar-09	Aug-08	Apr-08	Jan-08	Sep-07
Principal Distribution Window (Months)	169	40	27	20	16	13	9

Classes A-2F and A-2V
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	15.49	3.93	2.69	2.00	1.57	1.27	0.88
First Principal Distribution Date	Jan-21	Apr-10	Mar-09	Aug-08	Apr-08	Jan-08	Sep-07
Last Principal Distribution Date	Nov-23	Jul-11	Feb-10	Apr-09	Oct-08	May-08	Dec-07
Principal Distribution Window (Months)	35	16	12	9	7	5	4

Class A-3F and A-3V
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	20.06	6.54	4.52	3.00	2.17	1.75	1.22
First Principal Distribution Date	Nov-23	Jul-11	Feb-10	Apr-09	Oct-08	May-08	Dec-07
Last Principal Distribution Date	Jan-30	Nov-15	Mar-13	Aug-11	Jun-09	Jan-09	May-08
Principal Distribution Window (Months)	75	53	38	29	9	9	6

Class A-4
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	24.22	10.19	7.15	5.41	3.46	2.40	1.67
First Principal Distribution Date	Jan-30	Nov-15	Mar-13	Aug-11	Jun-09	Jan-09	May-08
Last Principal Distribution Date	Apr-31	Apr-17	Mar-14	Jun-12	Apr-11	Jul-09	Oct-08
Principal Distribution Window (Months)	16	18	13	11	23	7	6

Class M-1
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	21.99	8.24	5.75	4.67	4.35	2.60	1.85
First Principal Distribution Date	Aug-23	Jun-11	Jan-10	Sep-10	Apr-11	Jul-09	Oct-08
Last Principal Distribution Date	Apr-31	Apr-17	Mar-14	Jun-12	Apr-11	Jul-09	Oct-08
Principal Distribution Window (Months)	93	71	51	22	1	1	1

Class M-2
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	21.99	8.24	5.75	4.57	4.30	2.60	1.85
First Principal Distribution Date	Aug-23	Jun-11	Jan-10	Jun-10	Jan-11	Jul-09	Oct-08
Last Principal Distribution Date	Apr-31	Apr-17	Mar-14	Jun-12	Apr-11	Jul-09	Oct-08
Principal Distribution Window (Months)	93	71	51	25	4	1	1

HSBC Home Equity Loan Trust (USA) 2006-4 Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4 $937,240,000
Certificate Summary (To Maturity)

Classes A-1F and A-1V
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	7.93	1.57	1.07	0.80	0.63	0.52	0.37
First Principal Distribution Date	Jan-07	Jan-07	Jan-07	Jan-07	Jan-07	Jan-07	Jan-07
Last Principal Distribution Date	Jan-21	Apr-10	Mar-09	Aug-08	Apr-08	Jan-08	Sep-07
Principal Distribution Window (Months)	169	40	27	20	16	13	9

Classes A-2F and A-2V
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	15.49	3.93	2.69	2.00	1.57	1.27	0.88
First Principal Distribution Date	Jan-21	Apr-10	Mar-09	Aug-08	Apr-08	Jan-08	Sep-07
Last Principal Distribution Date	Nov-23	Jul-11	Feb-10	Apr-09	Oct-08	May-08	Dec-07
Principal Distribution Window (Months)	35	16	12	9	7	5	4

Class A-3F and A-3V
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	20.06	6.54	4.52	3.00	2.17	1.75	1.22
First Principal Distribution Date	Nov-23	Jul-11	Feb-10	Apr-09	Oct-08	May-08	Dec-07
Last Principal Distribution Date	Jan-30	Nov-15	Mar-13	Aug-11	Jun-09	Jan-09	May-08
Principal Distribution Window (Months)	75	53	38	29	9	9	6

Class A-4
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	25.71	13.80	9.98	7.59	4.97	2.43	1.68
First Principal Distribution Date	Jan-30	Nov-15	Mar-13	Aug-11	Jun-09	Jan-09	May-08
Last Principal Distribution Date	Oct-34	May-30	Feb-25	Mar-21	Apr-18	Oct-09	Nov-08
Principal Distribution Window (Months)	58	175	144	116	107	10	7

Class M-1
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	22.69	9.90	7.04	5.66	5.66	6.45	4.65
First Principal Distribution Date	Aug-23	Jun-11	Jan-10	Sep-10	Jul-11	Oct-09	Nov-08
Last Principal Distribution Date	Aug-34	Jan-28	Nov-22	Mar-19	Sep-16	Mar-16	May-13
Principal Distribution Window (Months)	133	200	155	103	63	78	55

Class M-2
PPC	0%	50%	75%	100%	125%	150%	200%
Average Life (Years)	22.69	9.86	7.00	5.53	5.09	5.14	3.47
First Principal Distribution Date	Aug-23	Jun-11	Jan-10	Jun-10	Jan-11	Apr-11	Nov-09
Last Principal Distribution Date	Jul-34	Mar-27	Feb-22	Aug-18	Mar-16	Jun-14	Mar-12
Principal Distribution Window (Months)	132	190	146	99	63	39	29
Pricing Speed
100% PPC:
100% PPC assumes on a seasoning adjusted basis that prepayments start at 0% CPR in month one, increase by approximately 1.3158% each month to 25% CPR in month twenty, and remain at 25% CPR thereafter.

HSBC Home Equity Loan Trust (USA) 2006-4 Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4 $937,240,000
Available Funds Schedule (1)

	Distribution	Class A-1V	Class A-2V	Class A-3V	Class A-4	Class M-1	Class M-2
Period	Date	Cap (%)[2]	Cap (%)[2]	Cap (%)[2]	Cap (%)[2]	Cap (%)[2]	Cap (%)[2]

1	20-Jan-07	11.91	11.91	11.92	11.95	11.95	11.96
2	20-Feb-07	11.96	11.81	11.82	11.85	11.85	11.87
3	20-Mar-07	13.39	13.07	13.08	13.11	13.11	13.13
4	20-Apr-07	12.22	11.81	11.82	11.85	11.85	11.87
5	20-May-07	12.78	12.20	12.21	12.24	12.24	12.26
6	20-Jun-07	12.54	11.81	11.82	11.85	11.85	11.86
7	20-Jul-07	13.17	12.20	12.21	12.24	12.24	12.26
8	20-Aug-07	12.97	11.81	11.82	11.84	11.84	11.86
9	20-Sep-07	13.24	11.81	11.82	11.84	11.84	11.86
10	20-Oct-07	14.03	12.20	12.21	12.24	12.24	12.25
11	20-Nov-07	13.96	11.80	11.81	11.84	11.84	11.86
12	20-Dec-07	14.93	12.19	12.20	12.23	12.23	12.25
13	20-Jan-08	15.06	11.80	11.81	11.84	11.84	11.86
14	20-Feb-08	15.84	11.80	11.81	11.84	11.84	11.86
15	20-Mar-08	18.11	12.61	12.62	12.65	12.65	12.67
16	20-Apr-08	18.46	11.79	11.81	11.83	11.83	11.85
17	20-May-08	21.52	12.19	12.20	12.23	12.23	12.25
18	20-Jun-08	24.91	11.79	11.80	11.83	11.83	11.85
19	20-Jul-08	35.01	12.18	12.20	12.23	12.23	12.24
20	20-Aug-08	68.52	11.79	11.80	11.83	11.83	11.85
21	20-Sep-08	0.00	11.98	11.81	11.83	11.83	11.85
22	20-Oct-08	0.00	13.11	12.20	12.23	12.23	12.25
23	20-Nov-08	0.00	13.64	11.82	11.85	11.85	11.86
24	20-Dec-08	0.00	15.52	12.22	12.25	12.25	12.27
25	20-Jan-09	0.00	17.21	11.83	11.86	11.86	11.88
26	20-Feb-09	0.00	21.38	11.84	11.87	11.87	11.89
27	20-Mar-09	0.00	36.29	13.11	13.14	13.14	13.17
28	20-Apr-09	0.00	192.89	11.85	11.88	11.88	11.90
29	20-May-09	0.00	0.00	12.63	12.28	12.28	12.30
30	20-Jun-09	0.00	0.00	12.73	11.88	11.88	11.90
31	20-Jul-09	0.00	0.00	13.79	12.27	12.27	12.29
32	20-Aug-09	0.00	0.00	14.10	11.87	11.87	11.89
33	20-Sep-09	0.00	0.00	15.08	11.87	11.87	11.89
34	20-Oct-09	0.00	0.00	16.94	12.26	12.26	12.28

1)	Assumes that 1-month LIBOR instantaneously increases to 20.00% and run at the pricing speed.

2)	Includes any Net Rate Carryover Amount.

HSBC Home Equity Loan Trust (USA) 2006-4 Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4 $937,240,000
Available Funds Schedule Cont. (1)

	Distribution	Class A-1V	Class A-2V	Class A-3V	Class A-4	Class M-1	Class M-2
Period	Date	Cap (%)[2]	Cap (%)[2]	Cap (%)[2]	Cap (%)[2]	Cap (%)[2]	Cap (%)[2]

35	20-Nov-09	0.00	0.00	18.28	11.86	11.86	11.88
36	20-Dec-09	0.00	0.00	21.96	12.25	12.25	12.27
37	20-Jan-10	0.00	0.00	193.39	48.55	48.55	48.75
38	20-Feb-10	0.00	0.00	185.55	47.82	47.82	48.01
39	20-Mar-10	0.00	0.00	197.36	52.09	52.09	52.30
40	20-Apr-10	0.00	0.00	170.69	46.38	46.38	46.56
41	20-May-10	0.00	0.00	168.85	47.22	47.22	47.41
42	20-Jun-10	0.00	0.00	124.26	37.05	37.05	37.19
43	20-Jul-10	0.00	0.00	65.47	22.88	22.88	23.78
44	20-Aug-10	0.00	0.00	60.98	21.97	21.97	25.52
45	20-Sep-10	0.00	0.00	58.75	21.81	21.81	28.95
46	20-Oct-10	0.00	0.00	58.59	22.36	23.84	30.24
47	20-Nov-10	0.00	0.00	54.74	21.48	24.71	29.27
48	20-Dec-10	0.00	0.00	54.70	22.03	27.58	30.24
49	20-Jan-11	0.00	0.00	51.20	21.18	29.18	29.27
50	20-Feb-11	0.00	0.00	54.23	21.02	30.12	29.25
51	20-Mar-11	0.00	0.00	67.89	23.06	33.29	32.35
52	20-Apr-11	0.00	0.00	71.41	20.66	30.00	29.18
53	20-May-11	0.00	0.00	90.31	21.17	30.93	30.10
54	20-Jun-11	0.00	0.00	116.38	20.32	29.86	29.08
55	20-Jul-11	0.00	0.00	192.03	20.82	30.78	30.00
56	20-Aug-11	0.00	0.00	572.69	19.98	29.71	28.97
57	20-Sep-11	0.00	0.00	0.00	20.00	29.65	28.93
58	20-Oct-11	0.00	0.00	0.00	20.83	30.60	29.87
59	20-Nov-11	0.00	0.00	0.00	20.31	29.57	28.88
60	20-Dec-11	0.00	0.00	0.00	21.13	30.52	29.82
61	20-Jan-12	0.00	0.00	0.00	20.58	29.50	28.84
62	20-Feb-12	0.00	0.00	0.00	20.72	29.47	28.82
63	20-Mar-12	0.00	0.00	0.00	22.27	31.47	30.80
64	20-Apr-12	0.00	0.00	0.00	20.95	29.41	28.80
65	20-May-12	0.00	0.00	0.00	21.77	30.37	29.74
66	20-Jun-12	0.00	0.00	0.00	21.18	29.37	28.77

1)	Assumes that 1-month LIBOR instantaneously increases to 20.00% and run at the pricing speed.

2)	Includes any Net Rate Carryover Amount.

HSBC Home Equity Loan Trust (USA) 2006-4 Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4 $937,240,000
Description of the Cut-Off Date Collateral

Summary

Cut-Off Date Loan Principal Balance	$1,127,851,821
Aggregate Number of Loans	9,842
Average Original Loan Principal Balance	$119,217
Average Cut-Off Date Loan Principal Balance	$114,596
Weighted Average Original Combined LTV	93.22%
Weighted Average Interest Rate	8.449%
Weighted Average Remaining Term to Stated Maturity (months)	290
Weighted Average Seasoning (months)	21
Weighted Average FICO Credit Score	626
Product Type — Fixed Rate	100.00%
Fully Amortizing Mortgage Loans	100.00%
Lien Priority — First	94.52%
— Second	5.48%
Occupancy Type — Primary	100.00%
Geographical Distribution- Top 3 States
— Florida	12.54%
— California	7.67%
— New York	7.42%
Number of States	44
Loans with Prepayment Penalties	64.85%

HSBC Home Equity Loan Trust (USA) 2006-4 Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4 $937,240,000
Original Principal Balances of the Home Equity Loans

			Percent of		Weighted
			Home		Average
			Equity		Original	Weighted
	Number of		Loans by	Weighted	Combined	Average
	Home	Aggregate	Aggregate	Average	Loan-to-	Original
Original Principal	Equity	Principal	Principal	Interest	Value	FICO
Balances ($)	Loans	Balance ($)	Balance (%)	Rate (%)	Ratio (%)	Score

Up to 50,000.00	1,501	48,071,857	4.26	10.401	81.09	628
50,000.01 - 100,000.00	3,513	250,264,346	22.19	8.985	91.14	628
100,000.01 - 150,000.00	2,271	269,187,571	23.87	8.433	94.90	626
150,000.01 - 200,000.00	1,250	206,925,499	18.35	8.227	95.33	622
200,000.01 - 250,000.00	630	135,981,172	12.06	8.082	93.88	625
250,000.01 - 300,000.00	307	80,974,784	7.18	7.967	93.65	622
300,000.01 - 350,000.00	175	54,775,941	4.86	7.906	94.21	627
350,000.01 - 400,000.00	94	34,120,280	3.03	7.908	94.36	624
400,000.01 and above	101	47,550,370	4.22	7.601	93.22	628

Total	9,842	1,127,851,821	100.00	8.449	93.22	626

     As of the cut-off date, the average original principal balance of the home equity loans was approximately $119,217, and the maximum original principal balance was approximately $761,056.
Cut-Off Date Principal Balances of the Home Equity Loans

			Percent of		Weighted
			Home		Average
			Equity		Original	Weighted
	Number of		Loans by	Weighted	Combined	Average
	Home	Aggregate	Aggregate	Average	Loan-to-	Original
Cut-off Date Principal	Equity	Principal	Principal	Interest	Value	FICO
Balance ($)	Loans	Balance ($)	Balance (%)	Rate (%)	Ratio (%)	Score

Up to 50,000.00	1,742	59,422,950	5.27	10.197	81.18	629
50,000.01 - 100,000.00	3,514	262,029,309	23.23	8.914	91.79	628
100,000.01 - 150,000.00	2,235	275,952,126	24.47	8.416	95.11	625
150,000.01 - 200,000.00	1,139	195,528,252	17.34	8.207	94.94	623
200,000.01 - 250,000.00	602	133,777,245	11.86	8.065	94.04	623
250,000.01 - 300,000.00	290	79,327,425	7.03	8.006	94.11	626
300,000.01 - 350,000.00	144	46,660,773	4.14	7.848	93.39	623
350,000.01 - 400,000.00	88	32,709,803	2.90	7.905	94.52	626
400,000.01 and above	88	42,443,938	3.76	7.582	93.29	627

Total	9,842	1,127,851,821	100.00	8.449	93.22	626

     As of the cut-off date, the average principal balance of the home equity loans was approximately $114,596, and the maximum principal balance was approximately $752,795.

HSBC Home Equity Loan Trust (USA) 2006-4
Closed-End Home Equity Loan Asset-Backed Certificates,
Series 2006-4
$937,240,000
Interest Rates of the Home Equity Loans

			Percent of		Weighted
			Home		Average
	Number		Equity		Original	Weighted
	of		Loans by		Combined	Average
	Home	Aggregate	Aggregate	Average	Loan-to-	Original
	Equity	Principal	Principal	Principal	Value	FICO
Interest Rate (%)	Loans	Balance ($)	Balance (%)	Balance ($)	Ratio (%)	Score

7.000 — 7.999	2,605	419,643,909	37.21	161,092	89.03	630
8.000 — 8.999	3,939	477,731,537	42.36	121,282	96.90	629
9.000 — 9.999	1,544	146,067,146	12.95	94,603	95.20	609
10.000 — 10.999	950	51,083,676	4.53	53,772	86.83	608
11.000 — 11.999	558	23,705,550	2.10	42,483	95.20	618
12.000 — 12.999	194	7,663,726	0.68	39,504	92.98	602
13.000 — 13.999	32	1,188,676	0.11	37,146	89.82	598
14.000 — 14.999	20	767,601	0.07	38,380	91.97	594

Total	9,842	1,127,851,821	100.00	114,596	93.22	626

     As of the cut-off date, the weighted average interest rate of the home equity loans was 8.449% per annum.
Original Combined Loan-to-Value Ratios of the Home Equity Loans

			Percent of
			Home
	Number		Equity			Weighted
	of		Loans by			Average
Original Combined	Home	Aggregate	Aggregate	Average	Weighted	Original
Loan-to-Value Ratio	Equity	Principal	Principal	Principal	Average	FICO
(%)	Loans	Balance ($)	Balance (%)	Balance ($)	Interest Rate (%)	Score

0.01 to 30.00	94	4,314,890	0.38	45,903	8.546	613
30.01 to 40.00	97	5,795,623	0.51	59,749	8.403	630
40.01 to 50.00	143	10,287,862	0.91	71,943	8.292	621
50.01 to 60.00	249	18,703,065	1.66	75,113	8.306	628
60.01 to 70.00	346	31,449,456	2.79	90,894	8.127	620
70.01 to 80.00	1,456	116,513,585	10.33	80,023	8.683	621
80.01 to 90.00	970	128,048,232	11.35	132,008	7.982	621
90.01 to 100.00	2,476	332,825,416	29.51	134,421	8.203	621
100.01 - 105.89	4,011	479,913,692	42.55	119,649	8.718	631

Total	9,842	1,127,851,821	100.00	114,596	8.449	626

     As of the cut-off date, the weighted average original combined loan-to-value ratio of the home equity loans was 93.22%.

HSBC Home Equity Loan Trust (USA) 2006-4
Closed-End Home Equity Loan Asset-Backed Certificates,
Series 2006-4
$937,240,000
Geographic Distribution of Mortgaged Properties of the Home Equity Loans

			Percent of
			Home Equity
	Number of		Loans by
	Home	Aggregate	Aggregate
	Equity	Principal	Principal
State	Loans	Balance ($)	Balance (%)

Florida	996	141,426,551	12.54
California	453	86,522,930	7.67
New York	674	83,710,570	7.42
Pennsylvania	713	74,303,792	6.59
Texas	1,222	69,750,403	6.18
Virginia	482	67,384,077	5.97
Ohio	453	48,648,360	4.31
Missouri	320	32,635,582	2.89
North Carolina	295	30,373,473	2.69
Michigan	290	30,235,942	2.68
Illinois	272	29,810,143	2.64
Indiana	297	29,750,557	2.64
Georgia	255	29,299,750	2.60
Maryland	176	27,316,429	2.42
Washington	165	25,112,793	2.23
Arizona	179	22,453,724	1.99
Massachusetts	129	20,954,298	1.86
Nevada	105	20,086,898	1.78
Tennessee	190	18,651,945	1.65
Kentucky	182	18,469,841	1.64
Connecticut	123	17,729,023	1.57
Colorado	137	17,407,376	1.54
Oregon	108	15,796,026	1.40
Alabama	178	15,520,805	1.38
South Carolina	141	14,775,728	1.31
Kansas	165	14,510,056	1.29
Louisiana	154	13,940,475	1.24
Oklahoma	147	13,146,042	1.17
New Hampshire	78	11,231,152	1.00
Wisconsin	102	11,009,920	0.98
New Mexico	86	10,878,124	0.96
Delaware	70	10,416,051	0.92
Nebraska	85	8,030,681	0.71
Utah	64	7,498,304	0.66
West Virginia	71	6,653,031	0.59
Idaho	61	5,686,972	0.50
Hawaii	27	5,549,914	0.49
Maine	50	5,335,991	0.47
Iowa	59	4,167,586	0.37
Rhode Island	17	3,155,752	0.28
South Dakota	30	2,990,884	0.27
Wyoming	26	2,599,549	0.23
New Jersey	6	1,727,344	0.15
Vermont	9	1,196,976	0.11

Total:	9,842	1,127,851,821	100.00

HSBC Home Equity Loan Trust (USA) 2006-4
Closed-End Home Equity Loan Asset-Backed Certificates,
Series 2006-4
$937,240,000
Occupancy Type of the Home Equity Loans

			Percent of
			Home Equity
			Loans by
	Number of	Aggregate	Aggregate
	Home Equity	Principal	Principal
Occupancy Type	Loans	Balance ($)	Balance (%)

Primary	9,842	1,127,851,821	100.00

Total	9,842	1,127,851,821	100.00

Lien Priority of the Home Equity Loans

			Percent of
			Home Equity
			Loans by
	Number of	Aggregate	Aggregate
	Home Equity	Principal	Principal
Lien Priority	Loans	Balance ($)	Balance (%)

First Lien	8,554	1,066,084,717	94.52
Second Lien	1,288	61,767,104	5.48

Total	9,842	1,127,851,821	100.00

Original Term to Maturity of the Home Equity Loans

			Percent of
			Home Equity
			Loans by
	Number of	Aggregate	Aggregate
	Home Equity	Principal	Principal
Original Term to Maturity (Months)	Loans	Balance ($)	Balance (%)

1 — 60	74	1,463,982	0.13
61 — 120	692	33,510,513	2.97
121 — 180	1,418	100,832,830	8.94
181 — 240	1,540	141,020,373	12.50
241 — 300	1,114	126,046,556	11.18
301 — 360	5,004	724,977,566	64.28

Total	9,842	1,127,851,821	100.00

     As of the cut-off date, the weighted average original term to maturity of the home equity loans was approximately 311 months.

HSBC Home Equity Loan Trust (USA) 2006-4
Closed-End Home Equity Loan Asset-Backed Certificates,
Series 2006-4
$937,240,000
Remaining Term to Maturity of the Home Equity Loans

			Percent of
			Home
			Equity
	Number of		Loans by
	Home	Aggregate	Aggregate
	Equity	Principal	Principal
Remaining Term to Maturity (Months)	Loans	Balance ($)	Balance (%)

1 — 60	111	2,810,094	0.25
61 — 120	714	35,621,627	3.16
121 — 180	1,406	101,799,456	9.03
181 — 240	1,694	153,680,260	13.63
241 — 300	1,041	126,163,300	11.19
301 — 360	4,876	707,777,085	62.75

Total	9,842	1,127,851,821	100.00

     As of the cut-off date, the weighted average remaining term to maturity of the home equity loans was approximately 290 months.
Year of Origination of the Home Equity Loans

			Percent of
			Home
			Equity
	Number of		Loans by
	Home	Aggregate	Aggregate
	Equity	Principal	Principal
Year of Origination	Loans	Balance ($)	Balance (%)

2004	2,002	233,896,783	20.74
2005	7,806	890,768,605	78.98
2006	34	3,186,433	0.28

Total	9,842	1,127,851,821	100.00

HSBC Home Equity Loan Trust (USA) 2006-4
Closed-End Home Equity Loan Asset-Backed Certificates,
Series 2006-4
$937,240,000
FICO Credit Scores (1)(2)

			Percent of			Weighted
			Home			Average
			Equity			Original
			Loans by		Weighted	Combined
	Number of	Aggregate	Aggregate	Average	Average	Loan-to-
FICO Credit	Home Equity	Principal	Principal	Principal	Interest	Value
Score	Loans	Balance	Balance	Balance	Rate	Ratio

500 — 540	418	50,169,776	4.45	120,023	8.493	89.80
541 — 580	1,349	154,059,628	13.66	114,203	8.585	92.36
581 — 620	2,782	327,095,604	29.00	117,576	8.584	93.21
621 — 660	2,798	328,049,652	29.09	117,244	8.499	94.49
661 — 700	1,794	194,451,404	17.24	108,390	8.196	92.95
701 — 740	575	60,981,245	5.41	106,054	7.993	92.25
741 — 780	112	11,533,466	1.02	102,977	7.954	94.01
781 — 820	14	1,511,045	0.13	107,932	7.891	89.39

Total	9,842	1,127,851,821	100.00	114,596	8.449	93.22

     As of the cut-off date, the weighted average FICO Credit Score at origination of the home equity loans was 626.

(1)	HSBC Finance does not use FICO Credit Scores as a primary basis of its credit decisions but evaluates credit-worthiness based upon a proprietary internal credit-scoring model. The FICO Credit Scores presented represent the scores entered into the first borrower’s field in HSBC Finance’s or its subsidiary’s electronic records at the time of application. These scores may be the higher or the lower of the FICO Credit Scores for co-borrowers of a home equity loan and may not be the score assigned to the primary obligor on the loan.

(2)	“FICO Credit Scores” are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. FICO Credit Scores are generated by models developed by a third party that analyze data on consumers to establish patterns that are believed to be indicative of the borrower’s probability of default. The FICO Credit Score is based on a borrower’s historical credit data, including, among other things, payments history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, FICO Credit Scores were developed to indicate a level of default probability over a two-year period that does not correspond to the life of a mortgage loan. Furthermore, FICO Credit Scores were not developed especially for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. We cannot assure you that a FICO Credit Score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

HSBC Home Equity Loan Trust (USA) 2006-4
Closed-End Home Equity Loan Asset-Backed Certificates,
Series 2006-4
$937,240,000
Modeling Assumptions
As of the Cut-Off Date, the home equity loans have the following characteristics:

		Gross		Net	Original	Remaining
		Coupon	Servicing	Coupon	Term	Term	Next Payment
	Current Balance ($)	(%)	(%)	(%)	(months)	(months)	Date

1	9,280,649.38	9.222	0.50	8.722	109	91	November, 2006
2	28,358,708.22	8.995	0.50	8.495	177	157	November, 2006
3	37,715,080.72	8.701	0.50	8.201	237	216	November, 2006
4	29,400,624.53	8.636	0.50	8.136	291	271	November, 2006
5	209,323,332.94	8.351	0.50	7.851	357	337	November, 2006
6	25,693,846.30	8.975	0.50	8.475	113	93	December, 2006
7	72,474,121.82	8.790	0.50	8.290	176	155	December, 2006
8	103,305,292.21	8.565	0.50	8.065	237	214	December, 2006
9	96,645,931.74	8.517	0.50	8.017	291	270	December, 2006
10	515,654,233.19	8.306	0.50	7.806	357	335	December, 2006
•	the scheduled monthly payment for each home equity loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the home equity loan will amortize in amounts sufficient for its repayment over its remaining term to maturity

•	the net loan rate for each home equity loan is equal to the loan rate less the rate at which the servicing fee is calculated

•	none of the sellers, the servicer or the depositor will repurchase any home equity loan

•	there are no delinquencies or losses on the home equity loans, and principal payments on the home equity loans will be timely received together with prepayments, if any, at the respective constant percentages of the prepayment assumption described in the table

•	there is no interest shortfall in any month

•	the Collection Period is the calendar month preceding the month in which such Distribution Date occurs, except that with respect to the initial Distribution Date, the Collection Period is the period beginning on November 16, 2006 and ending on December 30, 2006.

•	payments on the Certificates will be received on the 20th day of each month, commencing in January, 2007

•	payments on the home equity loans earn no reinvestment return

•	no reduction to the interest rate of any home equity loan occurs under the Pay Right Rewards program

•	there are no additional ongoing issuing entity expenses payable out of the issuing entity

•	the Certificates will be purchased on December 14, 2006

•	the Formula Rates for the Class A-1F, A-2F and A-3F Certificates are 5.82% per annum, 5.36% per annum and 5.33% per annum, respectively

•	the pass-through margins for the Class A-1V, Class A-2V, Class A-3V, Class A-4 Class M-1, and Class M-2 Certificates are 0.10% per annum, 0.13% per annum, 0.16% per annum, 0.24% per annum, 0.24% per annum and 0.29% per annum, respectively

•	one-Month LIBOR remains constant at 5.35%

•	with regards to the following tables, except where specified otherwise, the optional termination is not exercised

HSBC Home Equity Loan Trust (USA) 2006-4
Closed-End Home Equity Loan Asset-Backed Certificates,
Series 2006-4
$937,240,000
Percentages of Initial Certificate Principal Balance of the Classes A-1F and
A-1V Certificates Outstanding(1) at the Following Percentages of the
Prepayment Assumption

Distribution
Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
December 2007	95	64	48	33	17	2	0
December 2008	91	34	8	0	0	0	0
December 2009	85	7	0	0	0	0	0
December 2010	80	0	0	0	0	0	0
December 2011	73	0	0	0	0	0	0
December 2012	67	0	0	0	0	0	0
December 2013	59	0	0	0	0	0	0
December 2014	52	0	0	0	0	0	0
December 2015	44	0	0	0	0	0	0
December 2016	36	0	0	0	0	0	0
December 2017	28	0	0	0	0	0	0
December 2018	18	0	0	0	0	0	0
December 2019	8	0	0	0	0	0	0
December 2020	*	0	0	0	0	0	0
December 2021	0	0	0	0	0	0	0

Weighted Average Life to Maturity (years)(2)	7.93	1.57	1.07	0.80	0.63	0.52	0.37

Weighted Average Life to Call (years)(2)(3)	7.93	1.57	1.07	0.80	0.63	0.52	0.37

(1)	Rounded to the nearest whole percentage

(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.

(3)	Calculated using the 15% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than or equal to 15% of the initial aggregate principal balance of the Certificates.

(*)	Indicates a number that is greater than zero but less than 0.5%

HSBC Home Equity Loan Trust (USA) 2006-4
Closed-End Home Equity Loan Asset-Backed Certificates,
Series 2006-4
$937,240,000
Percentages of Initial Certificate Principal Balance of the Classes A-2F and
A-2V Certificates Outstanding(1) at the Following Percentages of the
Prepayment Assumption

Distribution
Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
December 2007	100	100	100	100	100	100	0
December 2008	100	100	100	40	0	0	0
December 2009	100	100	6	0	0	0	0
December 2010	100	39	0	0	0	0	0
December 2011	100	0	0	0	0	0	0
December 2012	100	0	0	0	0	0	0
December 2013	100	0	0	0	0	0	0
December 2014	100	0	0	0	0	0	0
December 2015	100	0	0	0	0	0	0
December 2016	100	0	0	0	0	0	0
December 2017	100	0	0	0	0	0	0
December 2018	100	0	0	0	0	0	0
December 2019	100	0	0	0	0	0	0
December 2020	100	0	0	0	0	0	0
December 2021	66	0	0	0	0	0	0
December 2022	30	0	0	0	0	0	0
December 2023	0	0	0	0	0	0	0

Weighted Average Life to Maturity (years)(2)	15.49	3.93	2.69	2.00	1.57	1.27	0.88

Weighted Average Life to Call (years)(2)(3)	15.49	3.93	2.69	2.00	1.57	1.27	0.88

(1)	Rounded to the nearest whole percentage

(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.

(3)	Calculated using the 15% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than or equal to 15% of the initial aggregate principal balance of the Certificates.

(*)	Indicates a number that is greater than zero but less than 0.5%

HSBC Home Equity Loan Trust (USA) 2006-4 Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4 $937,240,000
Percentages of Initial Certificate Principal Balance of the Class A-3F and A-3V
Certificates Outstanding(1) at the Following Percentages of the
Prepayment Assumption

Distribution
Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
December 2007	100	100	100	100	100	100	90
December 2008	100	100	100	100	64	1	0
December 2009	100	100	100	19	0	0	0
December 2010	100	100	63	19	0	0	0
December 2011	100	86	30	0	0	0	0
December 2012	100	59	4	0	0	0	0
December 2013	100	35	0	0	0	0	0
December 2014	100	15	0	0	0	0	0
December 2015	100	0	0	0	0	0	0
December 2016	100	0	0	0	0	0	0
December 2017	100	0	0	0	0	0	0
December 2018	100	0	0	0	0	0	0
December 2019	100	0	0	0	0	0	0
December 2020	100	0	0	0	0	0	0
December 2021	100	0	0	0	0	0	0
December 2022	100	0	0	0	0	0	0
December 2023	97	0	0	0	0	0	0
December 2024	80	0	0	0	0	0	0
December 2025	67	0	0	0	0	0	0
December 2026	52	0	0	0	0	0	0
December 2027	35	0	0	0	0	0	0
December 2028	18	0	0	0	0	0	0
December 2029	1	0	0	0	0	0	0
December 2030	0	0	0	0	0	0	0

Weighted Average Life to Maturity (years)(2)	20.06	6.54	4.52	3.00	2.17	1.75	1.22

Weighted Average Life to Call (years)(2)(3)	20.06	6.54	4.52	3.00	2.17	1.75	1.22

(1)	Rounded to the nearest whole percentage

(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.

(3)	Calculated using the 15% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than or equal to 15% of the initial aggregate principal balance of the Certificates.

(*)	Indicates a number that is greater than zero but less than 0.5%

HSBC Home Equity Loan Trust (USA) 2006-4 Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4 $937,240,000
Percentages of Initial Certificate Principal Balance of the Class A-4 Certificates
Outstanding(1) at the Following Percentages of the Prepayment
Assumption

Distribution
Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
December 2007	100	100	100	100	100	100	100
December 2008	100	100	100	100	100	100	0
December 2009	100	100	100	100	43	0	0
December 2010	100	100	100	100	43	0	0
December 2011	100	100	100	89	43	0	0
December 2012	100	100	100	64	38	0	0
December 2013	100	100	82	47	25	0	0
December 2014	100	100	64	34	17	0	0
December 2015	100	98	50	24	11	0	0
December 2016	100	82	39	18	6	0	0
December 2017	100	69	30	13	1	0	0
December 2018	100	57	23	9	0	0	0
December 2019	100	47	18	4	0	0	0
December 2020	100	39	14	1	0	0	0
December 2021	100	32	11	0	0	0	0
December 2022	100	26	8	0	0	0	0
December 2023	100	21	4	0	0	0	0
December 2024	100	17	*	0	0	0	0
December 2025	100	14	0	0	0	0	0
December 2026	100	11	0	0	0	0	0
December 2027	100	8	0	0	0	0	0
December 2028	100	4	0	0	0	0	0
December 2029	100	1	0	0	0	0	0
December 2030	84	0	0	0	0	0	0
December 2031	65	0	0	0	0	0	0
December 2032	45	0	0	0	0	0	0
December 2033	23	0	0	0	0	0	0
December 2034	0	0	0	0	0	0	0

Weighted Average Life to Maturity (years)(2)	25.71	13.80	9.98	7.59	4.97	2.43	1.68

Weighted Average Life to Call (years)(2)(3)	24.22	10.19	7.15	5.41	3.46	2.40	1.67

(1)	Rounded to the nearest whole percentage

(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.

(3)	Calculated using the 15% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than or equal to 15% of the initial aggregate principal balance of the Certificates.

(*)	Indicates a number that is greater than zero but less than 0.5%

HSBC Home Equity Loan Trust (USA) 2006-4 Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4 $937,240,000
Percentages of Initial Certificate Principal Balance of the Class M-1
Certificates Outstanding(1) at the Following Percentages of the Prepayment
Assumption

Distribution
Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
December 2007	100	100	100	100	100	100	100
December 2008	100	100	100	100	100	100	96
December 2009	100	100	100	100	100	86	96
December 2010	100	100	80	60	100	86	72
December 2011	100	91	63	42	65	86	35
December 2012	100	78	50	31	18	65	7
December 2013	100	66	39	22	12	39	0
December 2014	100	55	30	16	8	19	0
December 2015	100	47	24	12	5	3	0
December 2016	100	39	19	8	0	0	0
December 2017	100	33	14	6	0	0	0
December 2018	100	27	11	2	0	0	0
December 2019	100	22	8	0	0	0	0
December 2020	100	18	7	0	0	0	0
December 2021	100	15	5	0	0	0	0
December 2022	100	12	0	0	0	0	0
December 2023	97	10	0	0	0	0	0
December 2024	88	8	0	0	0	0	0
December 2025	81	6	0	0	0	0	0
December 2026	74	5	0	0	0	0	0
December 2027	66	*	0	0	0	0	0
December 2028	57	0	0	0	0	0	0
December 2029	48	0	0	0	0	0	0
December 2030	40	0	0	0	0	0	0
December 2031	31	0	0	0	0	0	0
December 2032	21	0	0	0	0	0	0
December 2033	11	0	0	0	0	0	0
December 2034	0	0	0	0	0	0	0

Weighted Average Life to Maturity (years)(2)	22.69	9.90	7.04	5.66	5.66	6.45	4.65

Weighted Average Life to Call (years)(2)(3)	21.99	8.24	5.75	4.67	4.35	2.60	1.85

(1)	Rounded to the nearest whole percentage

(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.

(3)	Calculated using the 15% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than or equal to 15% of the initial aggregate principal balance of the Certificates.

(*)	Indicates a number that is greater than zero but less than 0.5%

HSBC Home Equity Loan Trust (USA) 2006-4 Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4 $937,240,000
Percentages of Initial Certificate Principal Balance of the Class M-2 Certificates
Outstanding(1) at the Following Percentages of the Prepayment
Assumption

Distribution
Date	0% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	200% PPC
Initial Percentage	100	100	100	100	100	100	100
December 2007	100	100	100	100	100	100	100
December 2008	100	100	100	100	100	100	100
December 2009	100	100	100	100	100	100	85
December 2010	100	100	80	58	100	100	11
December 2011	100	91	63	42	27	43	4
December 2012	100	78	50	31	18	10	0
December 2013	100	66	39	22	12	6	0
December 2014	100	55	30	16	8	0	0
December 2015	100	47	24	12	3	0	0
December 2016	100	39	19	8	0	0	0
December 2017	100	33	14	6	0	0	0
December 2018	100	27	11	0	0	0	0
December 2019	100	22	8	0	0	0	0
December 2020	100	18	7	0	0	0	0
December 2021	100	15	1	0	0	0	0
December 2022	100	12	0	0	0	0	0
December 2023	97	10	0	0	0	0	0
December 2024	88	8	0	0	0	0	0
December 2025	81	6	0	0	0	0	0
December 2026	74	1	0	0	0	0	0
December 2027	66	0	0	0	0	0	0
December 2028	57	0	0	0	0	0	0
December 2029	48	0	0	0	0	0	0
December 2030	40	0	0	0	0	0	0
December 2031	31	0	0	0	0	0	0
December 2032	21	0	0	0	0	0	0
December 2033	11	0	0	0	0	0	0
December 2034	0	0	0	0	0	0	0

Weighted Average Life to Maturity (years)(2)	22.69	9.86	7.00	5.53	5.09	5.14	3.47

Weighted Average Life to Call (years)(2)(3)	21.99	8.24	5.75	4.57	4.30	2.60	1.85

(1)	Rounded to the nearest whole percentage

(2)	The weighted average life of a Certificate is determined by (a) multiplying the amount of each payment of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.

(3)	Calculated using the 15% optional clean-up call. Assumes that the servicer exercises its option to purchase the home equity loans on the Distribution Date immediately succeeding the Distribution Date on which the aggregate principal balance of the Certificates is less than or equal to 15% of the initial aggregate principal balance of the Certificates.

(*) Indicates a number that is greater than zero but less than 0.5%

HSBC Home Equity Loan Trust (USA) 2006-4 Closed-End Home Equity Loan Asset-Backed Certificates, Series 2006-4 $937,240,000
Breakeven Losses

Static LIBOR

Class	CDR	Collateral Cum Loss
M-1	29.23	21.17%
M-2	23.58	18.67%

Forward LIBOR

Class	CDR	Collateral Cum Loss
M-1	30.40	21.63%
M-2	24.54	19.12%
     Assumes:
1)	100% Prepayment Speed

2)	40% Loss Severity

3)	Triggers failing

4)	To Maturity

5)	Breakeven Loss represents CDR which results in first dollar of principal loss

6)	12 mos. Recovery Lag

7)	No P&I Advanced